UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
September 16, 2025

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 8.01	Other Events.

On September 16, 2025, BGSF, Inc. (“BGSF” or “the Company”), issued a press release announcing additional information regarding the previously announced pending special cash dividend of $2.00 per share of the Company’s common stock, par value $0.01 per share (“Common Stock”), payable on September 30, 2025 to the holders of record of all of the issued and outstanding shares of Common Stock as of the close of business on September 23, 2025.

Because the payment of the special cash dividend represents more than 25% of the trading price of the Common Stock, NYSE has advised the Company that its common shares will trade with “due bills” representing an assignment of the right to receive the special cash dividend from the record date of September 23, 2025 through the closing of trading on NYSE on September 30, 2025, which is the payment date and the last day of trading before the October 1, 2025 ex-dividend date (this period of time representing the “Dividend Right Period”).

Shareholders who sell their Common Stock during the Dividend Right Period will be selling their right to the special cash dividend, and such shareholders will not be entitled to receive the special cash dividend. Due bills obligate a seller of Common Stock to deliver the special cash dividend payable on such Common Stock to the buyer (the “Dividend Right”). The record date of September 23, 2025 will be used as the date for establishing the due bill tracking of the Dividend Right to the holder of Common Stock.

Due bill obligations are customarily settled between the brokers representing the buyers and the sellers of shares. The Company has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of the Common Stock should consult their brokers before trading to be sure they understand the effect of NYSE’s due bill procedures.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release of BGSF, Inc., dated	September 16, 2025
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	September 16, 2025		/s/ Keith Schroeder
		Name: Title:	Keith Schroeder Interim-Co Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive Office and Principal Financial Officer)